Exhibit 99.1

Endo Appoints Mark G. Barberio to Board of Directors
DUBLIN, February 19, 2020 -- Endo International plc (NASDAQ: ENDP) today announced that its Board of Directors has appointed Mark G. Barberio to serve as a director, effective February 19, 2020. Mr. Barberio has also been appointed to Endo’s Audit and Nominating & Governance Committees.
Mr. Barberio is the principal of Markapital, LLC, a business and merger & acquisition consulting firm. Prior to founding Markapital, he led Mark IV, LLC (now Dayco, LLC), a global diversified manufacturing company, where he served in a number of leadership positions, including as its Co-Chief Executive Officer and Chief Financial Officer.
“In addition to Mark’s senior executive leadership experience, Mark’s operations, finance and strategic planning perspective on corporate growth will provide valuable insight to the Board,” said Paul Campanelli, Endo’s Chairman, President and Chief Executive Officer. “We are pleased to welcome him to our Board.”
Separately, Endo announced today that Blaise Coleman will succeed Paul Campanelli as President and Chief Executive Officer and become a member of the Board of Directors effective March 6, 2020. Mr. Barberio becomes the sixth independent director on Endo’s eight member Board, which also reflects the addition of Mr. Coleman.
About Endo International plc
Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the relevant Canadian securities legislation, including, but not limited to, the statements by Mr. Campanelli and other statements regarding changes to the Board of Directors. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" or similar expressions are forward-looking statements. Because these statements reflect Endo's current views, expectations and beliefs concerning future events, they involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward-looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval, including under the caption "Risk Factors" in Endo's Form 10-K, Form 10-Q and Form 8-K filings, and as otherwise enumerated herein or therein, could affect Endo's future results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in this communication. The forward-looking statements in this press release are qualified by these risk factors. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; media.relations@endo.com
Investors: Pravesh Khandelwal, (845)-364-4833; relations.investor@endo.com
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